UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 8, 2014

Hardinge Inc.
(Exact name of registrant as specified in its charter)

New York	000-15760	16-0470200
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

One Hardinge Drive Elmira, NY		14902
(Address of principal executive offices)		(Zip Code)

(607) 734-2281
(Registrant’s telephone number, including area code)

Not Applicable
(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 8, 2014, Edward J. Gaio was appointed as Corporate Controller of Hardinge Inc. (the “Company”). Prior to such appointment, Mr. Gaio had been serving as the Company’s Vice President - Business Development.

In connection with Mr. Gaio’s appointment as Corporate Controller, the Company and Mr. Gaio entered into an Amended and Restated Employment Agreement (the “Employment Agreement”). The Employment Agreement is substantively the same as the Amended and Restated Employment Agreement dated December 16, 2013 (the “Prior Employment Agreement”) between the Company and Mr. Gaio (which agreement was the subject of the Company’s Current Report on Form 8-K filed on December 20, 2014) except that (i) Mr. Gaio’s title has been changed to Corporate Controller and (ii) Mr. Gaio’s annual base salary rate is now $205,000.

Mr. Gaio has also been designated the Company’s Principal Accounting Officer succeeding Douglas J. Malone who continues to serve as the Company’s Vice President, Chief Financial Officer and Principal Financial Officer.

The foregoing summary of material changes reflected in the Employment Agreement (relative to the Prior Employment Agreement) is qualified in its entirety by reference to the Employment Agreement, which is filed with this Current Report on Form 8-K as Exhibit 10.1.

Item 9.01 Financial Statements and Exhibits.

(d)    Exhibits.

EXHIBIT NUMBER	DESCRIPTION
10.1	Amended and Restated Employment Agreement between Hardinge Inc. and Edward J. Gaio.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Hardinge Inc.
(Registrant)
Date	August 11, 2014
/s/ Douglas J. Malone
Douglas J. Malone Vice President and Chief Financial Officer